UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 3, 2014

Date of Report: (Date of earliest event reported)

 Cyanotech Corporation

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	000-14602 (Commission File Number)	91-1206026 (IRS Employer Identification Number)

73-4460 Queen Kaahumanu Highway, Suite #102, Kailua Kona, HI 96740

(Address of principal executive offices)

(808) 326-1353

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

(a)	Astaxanthin Production

Cyanotech has advised bulk customers with deliveries promised for March 2014 that full delivery of their astaxanthin orders may be delayed due to low throughput on astaxanthin production as a result of adverse weather conditions that were unusual for our location in Kailua-Kona, Hawaii. These environmental factors, which are unpredictable and uncontrollable, have affected the quantity, but not the quality, of our astaxanthin.

Risk factors related to our agricultural process, as well as other risk factors, are discussed in detail in the Forward Looking Statements and Overview sections of Management’s Discussion and Analysis in our Form 10-Q for the three quarters ended December 31, 2013; and in Item 1A in our Form 10-K for the year ended March 31, 2013.

(b)	Equipment delivery delay

On September 12, 2012, the Company entered into an agreement with Uhde Corporation of America (“Uhde”) for the purchase of supercritical carbon dioxide extraction equipment to be used in the processing of its natural astaxanthin (“Equipment”). As of March 24, 2014, the Equipment, which we last reported was estimated to be delivered in the first quarter of fiscal 2015, is now scheduled for a delivery in the second quarter of our fiscal year 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorize

CYANOTECH CORPORATION

Dated: April 8, 2014	/s/ Jolé Deal
	By:	Jolé Deal
Vice President – Finance and
Administration, Chief Financial
Officer, Treasurer and Secretary